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EXHIBIT 5.1

                                   March 1, 2002

Kohl's Corporation
N56 W17000 Ridgewood Drive
Menomonee Falls  WI  53051

Ladies and Gentlemen:

         We have acted as counsel for Kohl's Corporation, a Wisconsin corporation (the "Company") in connection with the preparation of a shelf registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Under the Registration Statement, the Company may offer from time to time pursuant to Rule 415 under the Securities Act up to $300 million of the following securities: (1) the Company's debt securities, in one or more series, consisting of notes, debentures, bonds and other evidences of indebtedness (the "Debt Securities"),
(2) shares of common stock of the Company, $0.01 par value per share (the "Common Stock"), (3) shares of preferred stock of the Company, in one or more series (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares") and (4) securities warrants (the "Warrants") to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock. The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock and the Warrants are collectively referred to as the "Securities." In addition, the Registration Statement relates to the registration of up to 3,800,000 shares of common stock to be offered and sold by certain selling shareholders described in the Registration Statement (the "Secondary Shares").

         The Securities may be offered separately or as part of units with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in supplements to the Prospectus contained in the Registration Statement. The Debt Securities will be issued under an Indenture, dated December 1, 1995 (such Indenture, as amended or supplemented from time to time, the "Indenture") between the Company and The Bank of New York, as Trustee. The Depositary Shares are to be issued under one or more deposit agreements by and between the Company and a financial institution identified therein. The Warrants are to be issued under one or more warrant agreements (each, a "Warrant Agreement") by and between the Company and a financial institution identified therein (each, a "Warrant Agent").

         We have examined (1) the Registration Statement and the exhibits thereto; (2) the Indenture; (3) the Company's Articles of Incorporation and By-laws; and (4) originals or copies of such corporate and other records, certificates and documents as we deemed necessary or advisable for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based on the foregoing and subject to the provisions set forth below, we are of the opinion that:

         1. Each series of Debt Securities will be duly authorized, validly issued and constitute the valid and binding obligations of the Company when (i) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance of such Debt Securities and to establish the terms and conditions thereof; (ii) any necessary supplemental indenture to the Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee; (iii) the Debt Securities of such series shall have been issued in the form and containing the terms described in the Registration Statement, any applicable prospectus supplements, the Indenture and the corporate action; and (iv) the Debt Securities of such series shall have been duly authenticated, executed and delivered in accordance with the Indenture against payment therefor in accordance with

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the applicable underwriting, purchase or similar agreement or upon exchange in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered.

     2. The Common Stock will be duly authorized, validly issued, fully paid and non-assessable, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law ("WBCL"), when: (i) the Board of Directors (or a committee thereof) has taken all necessary corporate action to approve the issuance of the Common Stock; and (ii) certificates representing the Common Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof in accordance with the applicable underwriting, purchase or similar agreement. Section 180.0622 provides that a shareholder of a corporation may be assessed up to the par value of such shareholders' shares to satisfy the obligations of such corporation to its employees for services rendered, but not exceeding six months' service in the case of any individual employee. Certain Wisconsin courts have interpreted "par value" to mean the full amount paid by the purchaser of shares upon issuance thereof.

     3. Each series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable, except to the extent provided in Section 180.0622(2)(b) of the WBCL, when: (i) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance of such Preferred Stock and to establish the terms and conditions thereof; and (ii) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration thereof in accordance with the applicable underwriting, purchase or similar agreement.

     4. The Depositary Shares will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance of the Depositary Shares; and (ii) depositary receipts shall have been duly delivered in accordance with the terms of a deposit agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable except to the extent provided in Section 180.0622(2)(b) of the WBCL shares of Preferred Stock.

     5. Each series of Warrants will be duly authorized and constitute the valid and binding obligations of the Company when: (i) a Warrant Agreement relating to such Warrants shall have been duly authorized, executed and delivered by the Company and the Warrant Agent or Agents thereunder; (ii) the Board of Directors of the Company (or a committee thereof) shall have taken all necessary corporate action to approve the issuance of such Warrants and to establish the terms and conditions thereof; (iii) any and all actions required under the Indenture, the WBCL or the depositary agreement to validly issue the Securities issuable upon exercise of the Warrants shall have been taken; and (iv) such Warrants shall have been duly executed and authenticated or countersigned as provided in the Warrant Agreement relating thereto and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, in accordance with the applicable underwriting, purchase or similar agreement.

     6. The Secondary Shares have been duly authorized and are validly issued, fully paid and non-assessable except to the extent provided in Section 180.0622(2)(b) of the WBCL.

     The foregoing opinions are limited to the laws of the United States and the State of Wisconsin, and we express no opinion with respect to any other laws. Our opinion in paragraphs 1, 4 and 5 above, is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally, and equitable principles, whether raised in an action at law or in equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

     The foregoing opinions assume that, at or prior to the time of delivery of any such Security (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded;
(ii) any necessary prospectus supplement with respect to such Security shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act and any required exhibits shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference in the Registration Statement; (iii) the Indenture and any Warrant Agreement or deposit agreement shall have been duly authorized, executed and delivered by all parties thereto; (iv) the Indenture shall have become duly qualified under the Trust Indenture Act of 1939, as amended; and (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of

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such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

     With respect to the opinion set forth in paragraph 6 that the Secondary Shares have been fully paid, we have made no independent investigation to determine the actual receipt of consideration by the Company for such shares.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus and each related prospectus supplement forming a part of the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act, or within the category of persons whose consent is required under Section 7 of said Act.

                                       Very truly yours,

                                       /S/ GODFREY & KAHN, S.C.
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                                           GODFREY & KAHN, S.C.